Exhibit (10)(o)(ii)

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$40,300,000	16.120000000%
U.S. Bank National Association	$32,800,000	13.120000000%
Wells Fargo Bank, N.A.	$32,800,000	13.120000000%
Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A. “Rabobank International” New York Branch	$32,800,000	13.120000000%
Northwest Farm Credit Services, PCA	$31,400,000	12.560000000%
Capital Farm Credit Bank	$28,500,000	11.400000000%
Sterling Savings Bank	$20,000,000	8.000000000%
Union Bank of California, N.A.	$31,400,000	12.560000000%
Total	$250,000,000	100.000000000%